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                                  EXHIBIT 10.1

                            MANDIFF SERVICE AGREEMENT

                               DATED JUNE 10, 2000



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                            MANDIFF SERVICE AGREEMENT


         This Mandiff Services Agreement (this "Agreement") is made this 10th day of June, 2000, (the "Effective Date) by and between Intelilabs.com Inc (the "Service Provider" ) and Knightrider Investments. (the "Customer").

                               A G R E E M E N T:

         1. SERVICES TO BE RENDERED. The Service Provider will perform Mandiff Service Consultancy for the Customer. All services provided by the Service Provider to the Customer are defined as the "Services," any and all resulting work product is the "Product.

         2. PAYMENT OF FEES. In consideration of the Services, the Customer shall pay Service Provider, the fees (the "Fees") more particularly described in Exhibit A, which is attached hereto and incorporated into this Agreement.

         3.  INDEMNIFICATION.

             (a) INDEMNIFICATION BY CUSTOMER. The Customer agrees to indemnify, defend and hold the Service Provider, it's owners and its agents, officers, directors, lawyers, accountants, and employees, harmless from and against any and all losses, claims, demands, damages, liabilities, costs and expenses, including but not limited to reasonable attorneys' fees and the costs of any legal action arising from the Customer's use of the Services. Such indemnification shall include, but not be limited to, claims for libel, slander, infringement of copyright, theft of misappropriation of intellectual property, or unauthorized use of any trademark, trade name, or service mark.

             (b) INDEMNIFICATION BY SERVICE PROVIDER. Except as otherwise herein provided, the Service Provider agrees to indemnify, defend and hold the Customer and its agents, officers, directors, lawyers, and accountants harmless from and against any and all losses, claims, demands, damages, liabilities, costs and expenses, including but not limited to, reasonable attorneys' fees and costs of any legal action (but excluding consequential damages) arising from the Service Provider's gross negligence in the course of providing the Services under this agreement. In no event will the Service Provider be liable for lost or damaged data, loss of business, or anticipatory profits, or any other consequential or incidental damages resulting from the use or operation of the Services or the maintenance thereof.

         4. LIMITATION OF DAMAGES. The Service Provider will endeavor to provide high quality Services. However, the Service Provider is not, and will not be responsible for any consequential or incidental damages resulting from Service Provider's Services, including, but not limited to, any interruptions of service, regardless of whether such damages arose from Service Provider's negligence. Although the Service Provider will endeavor to safeguard any data provided by the Customer, the Customer agrees that it is responsible for safeguarding its data, including maintaining backup data sets.


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         5.  TERMINATION OF AGREEMENT.

             (a) MATERIAL BREACH. If either party is in material breach this Agreement, the non-breaching party may serve the breaching party with a written notice specifying the material breach and requesting the breaching party to cure it. If the breaching party fails to cure the material breach within ten (10) days after its receipt of the notice, the non-breaching party may terminate this Agreement by sending a written notice of termination to the breaching party. The termination of this Agreement shall take effect immediately on the receipt of such notice of termination by the breaching party.

             (b) TERMINATION ABSENT A BREACH. Neither party shall have the ability to unilaterally terminate the Agreement, except as specifically permitted by provisions of this Agreement. A party specifically granted the ability to terminate this Agreement for any reason not covered by subsection
(a) of this Paragraph , may exercise this right by sending the other party a written notice stating that it is terminating the Agreement and citing the specific paragraph and subparagraph providing the party with the ability to terminate the Agreement. The termination of this agreement shall take effect thirty (30) days following the other party's receipt of this notice. This sub-paragraph shall not apply to any termination arising from a material breach.

             (c) EFFECT OF TERMINATION. On any termination of this Agreement pursuant to this paragraph, the Service Provider may immediately cease providing Services to the Customer, and neither party shall have any further obligation to the other under the Agreement, provided that neither party shall be relieved from any obligations or liabilities arising under the Agreement prior to its termination.

         6. WARRANTIES; LIMITATIONS ON LIABILITY. THE SERVICE PROVIDER MAKES NO WARRANTY, REPRESENTATION, OR PROMISE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN THE SERVICES ARE PROVIDED "AS IS." THE SERVICE PROVIDER DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS OF THE SERVICES FOR A PARTICULAR PURPOSE. THE SERVICE PROVIDER DOES NOT WARRANT THAT THE SERVICES OR RELATED MATERIALS WILL SATISFY CUSTOMER'S REQUIREMENTS OR THAT THE SERVICES AND RELATED SERVICES WILL BE WITHOUT DEFECT OR ERROR.

         7. ENTIRE AGREEMENT. This Agreement supersedes all previous agreements between the parties, contains the entire understanding between the parties, and may not be changed, except in writing, duly executed by each of the parties.

         8. INDEPENDENT CONTRACTOR. The Service Provider is an independent contractor relative to the Customer and nothing contained herein shall be deemed to create a partnership or agency relationship.

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         9.  ASSIGNMENT. This agreement may not be assigned without the express written consent of the non-assigning party.

         10. NOTICES. All notices required by this Agreement shall be in writing and sent by Facsimile, Electronic Mail, Federal Express, or U.S. Mail, Return Receipt Requested as provided below. Such notice shall be sufficient for the purposes of this Agreement only if sent to the party's "Address for Service" as listed below. Such Address for Service may be changed by any party by serving notice (in compliance with the paragraph) on the other party. No notice sent by facsimile shall be sufficient without a confirmation receipt. No notice sent by electronic mail shall be sufficient unless sent to an address included in the recipient's Address for Service and acknowledged by a human-generated response.

Service Provider's Address for Service:

         Address:
         Watergardens, 1620, 26th Street
         3Rd Floor
         Santa Monica, CA 90404
         USA

         Fax:       310 915 9340
         E-mail:  saquibal@compactsys.net

Customer's Address for Service:

         Address:  P.O. Box N8318
                      Charlotte House, Nassau, Bahamas
         Fax:         242 328 8440
         E-mail:      None


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         11. DISPUTE RESOLUTION. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, then either party may, by notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of the American Arbitration Association to an arbitrator in good standing with the American Arbitration Association within fifteen (15) days after such notice is given. Any such arbitrator so selected is to be mutually acceptable to both parties. If both parties are unable to agree upon a single arbitrator, each party shall appoint one (1) arbitrator. If either party does not appoint an arbitrator within five (5) days after the other party has given notice of the name of its arbitrator, the single arbitrator appointed by the party giving notice shall be the sole arbitrator and such arbitrator's decision shall be binding upon both parties. If two (2) arbitrators are appointed, these two (2) arbitrators shall appoint a third arbitrator who shall proceed to resolve the question. The written decision of the single arbitrator ultimately appointed by or for both parties shall be binding and conclusive on the parties. Judgment may be entered on such written decision by the single arbitrator in any court having jurisdiction and the parties consent to the jurisdiction of Orange County, California for this purpose. Any arbitration undertaken pursuant to the terms of this section shall occur in Orange County, California.

         12. ATTORNEYS' FEES. In the event of any legal, equitable or administrative action or proceeding brought by any party against another party under this Agreement, the prevailing party shall be entitled to recover the reasonable fees of its attorneys and any costs incurred in such action or proceeding including costs of appeal, if any, in such amount that the court or administrative body having jurisdiction over such action may award.

         13. GOVERNING LAW. This Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of California in the United States of America without giving effect to any conflict of laws principles. The parties hereby consent to the personal jurisdiction of the courts of the County of Orange, California, and waive any rights to change venue.

         14. CURRENCY DENOMINATIONS. All currency denominations are in United States dollars.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

The Service Provider

/s/ Saquib Latrif
------------------------------
By: Saquib Latif
Its: BDM


The Customer

/s/ John E J King
------------------------------
By:  John E J King
Its:  President



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                                    EXHIBIT A

                                      FEES

         In consideration of the Services, the Customer shall pay the Service Provider, the Fees in the amount of Three Hundred Thousand Dollars ($300,000) payable as follows: On the Effective Date of this Agreement, the Customer will pay, by cash, cashier's check or wire transfer, Two Hundred Thousand Dollars ($200,000.). The remaining One Hundred Thousand Dollars ($100,000.) shall be payable to the Service Provider within ten (10) days of the completion of the Services.

         The Customer will reimburse the Service Provider for any incidental costs and expenses, such as traveling etc, during the course of this agreement.




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